Exhibit 99.1

Investor Contact: Logan L. Bonacorsi
(314) 719-1755
llbonacorsi@olin.com

  News

Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105

OLIN UPDATES SECOND QUARTER 2019 AND FULL YEAR 2019 OUTLOOK ANNOUNCES SCHEDULE FOR SECOND QUARTER EARNINGS RELEASE AND CONFERENCE CALL

Clayton, MO, July 9, 2019 - Olin Corporation (NYSE: OLN) announced today an updated outlook for the second quarter and full year 2019. For the second quarter ended June 30, 2019, Olin expects a net loss of $22 million to $15 million with corresponding adjusted EBITDA of $200 million to $210 million.

This update reflects the following:

•	Caustic soda prices in Olin’s system declined more than anticipated, falling approximately 3% from first quarter 2019 levels.

•	Chlorine and chlorine derivative sales to refrigeration, titanium dioxide, and agricultural customers were lower than anticipated.

•
Epoxy results were negatively impacted by approximately $10 million to $15 million, due to lingering customer issues resulting from the Intercontinental Terminals Company storage terminal fire in the Houston, Texas area, reduced production in Europe resulting from a utility supplier unplanned outage, and weaker than expected demand, particularly in Europe.

•
Charges to income for environmental investigatory and remedial activities are expected to be approximately $20 million higher than first quarter 2019, primarily related to future spending at a legacy manufacturing site.

•	As forecast, second quarter 2019 included approximately $40 million of higher planned maintenance turnaround costs compared to the first quarter 2019.

Despite a challenging first half of 2019, Olin expects stronger results across its business segments in the second half of the year. Olin expects caustic soda pricing to improve during the second half of 2019. Based on caustic soda prices declining further than expected from 2018 levels and remaining lower for longer, weaker than expected epoxy demand, and the negative impact from the second quarter one-time Epoxy events described above, Olin now expects full year 2019 net income of $128 million to $203 million with corresponding adjusted EBITDA of $1,075 million to $1,175 million.

Olin has not completed its second quarter 2019 financial closing and related review procedures. Full year 2019 is also not complete. Therefore, the outlook set forth herein is preliminary, subject to change, and based only upon information available as of the date of this press release. The outlook does not reflect events or transactions that may occur in the remainder of the full year 2019. In addition, during the course of preparing its financial statements and their review, Olin may identify items that would require it to make adjustments to the second quarter 2019 outlook described above, which may be material to the amounts described. The outlook set forth herein supersedes all prior outlook for 2019 previously issued by Olin.

CONFERENCE CALL INFORMATION

Olin’s second quarter 2019 earnings release, including financial statements and segment information, will be distributed after the market closes on Wednesday, July 31, 2019 and will be posted to the company’s website at that time. Olin senior management will host a conference call to discuss second quarter 2019 financial results at 10:00 a.m. Eastern time on Thursday, August 1, 2019. Prepared remarks will be followed by a question and answer session. Associated slides will be available one hour prior to the call.

Interested participants may access the conference call by dialing (877) 883-0383 (Canadian callers, please dial (877) 885-0477; International callers, please dial (412) 902-6506), using the pass code 0946119. The call will also be webcast live on the company’s website at www.olin.com, accessible under the second quarter conference call icon. Participants should log on to the website 15 minutes prior to the start of the call.

Following the event, the webcast will remain available in the Investor Relations section of Olin’s website for one year. A telephonic replay of this conference call will be available beginning at 12:00 p.m. Eastern time for 14 days by dialing (877) 344-7529 (Canadian callers, please dial (855) 669-9658; International callers, please dial (412) 317-0088), using the pass code of 10133200. A final transcript of the call will be posted the day following the event.
COMPANY DESCRIPTION

Olin Corporation is a leading vertically-integrated global manufacturer and distributor of chemical products and a leading U.S. manufacturer of ammunition. The chemical products produced include chlorine and caustic soda, vinyls, epoxies, chlorinated organics, bleach and hydrochloric acid. Winchester’s principal manufacturing facilities produce and distribute sporting ammunition, law enforcement ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

Visit www.olin.com for more information on Olin.

FORWARD-LOOKING STATEMENTS

This communication includes forward-looking statements. These statements relate to analyses and other information that are based on management’s beliefs, certain assumptions made by management, forecasts of future results, and current expectations, estimates and projections about the markets and economy in which we and our various segments operate. The statements contained in this communication that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties.

We have used the words “anticipate,” “intend,” “may,” “expect,” “believe,” “should,” “plan,” “project,” “estimate,” “forecast,” “optimistic,” and variations of such words and similar expressions in this communication to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise. The payment of cash dividends is subject to the discretion of our board of directors and will be determined in light of then-current conditions, including our earnings, our operations, our financial conditions, our capital requirements and other factors deemed relevant by our board of directors. In the future, our board of directors may change our dividend policy, including the frequency or amount of any dividend, in light of then-existing conditions.

The risks, uncertainties and assumptions involved in our forward-looking statements, many of which are discussed in more detail in our filings with the SEC, including without limitation the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2018, include, but are not limited to, the following:

•
sensitivity to economic, business and market conditions in the United States and overseas, including economic instability or a downturn in the sectors served by us, such as ammunition, vinyls, urethanes, and pulp and paper, and the migration by United States customers to foreign locations;

•
the cyclical nature of our operating results, particularly declines in average selling prices in the chlor alkali industry and the supply/demand balance for our products, including the impact of excess industry capacity or an imbalance in demand for our chlor alkali products;

•	our reliance on a limited number of suppliers for specified feedstock and services and our reliance on third-party transportation;

•	higher-than-expected raw material, energy, transportation, and/or logistics costs;

•	failure to control costs or to achieve targeted cost reductions;

•	new regulations or public policy changes regarding the transportation of hazardous chemicals and the security of chemical manufacturing facilities;

•	the occurrence of unexpected manufacturing interruptions and outages, including those occurring as a result of labor disruptions and production hazards;

•	complications resulting from our multiple enterprise resource planning systems and the conversion to a new system;

•	changes in, or failure to comply with, legislation or government regulations or policies;

•	the failure or an interruption of our information technology systems;

•	economic and industry downturns that result in diminished product demand and excess manufacturing capacity in any of our segments and that, in many cases, result in lower selling prices and profits;

•	the effects of any declines in global equity markets on asset values and any declines in interest rates used to value the liabilities in our pension plan;

•	unexpected litigation outcomes;

•	adverse changes in international markets, including economic, political or regulatory changes;

•	weak industry conditions affecting our ability to comply with the financial maintenance covenants in our senior credit facility;

•	failure to attract, retain and motivate key employees;

•	our substantial amount of indebtedness and significant debt service obligations;

•	costs and other expenditures in excess of those projected for environmental investigation and remediation or other legal proceedings;

•	our long range plan assumptions not being realized causing a non-cash impairment charge of long-lived assets; and

•	adverse conditions in the credit and capital markets, limiting or preventing our ability to borrow or raise capital.

All of our forward-looking statements should be considered in light of these factors. In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of our forward-looking statements.
2019-12

Olin Corporation
Non-GAAP Financial Measures(a)

Olin’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net income (loss) plus an add-back for depreciation and amortization, interest expense (income), income tax expense (benefit), other expense (income), restructuring charges, acquisition-related costs and certain other non-recurring items. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors as a supplemental financial measure to assess the financial performance without regard to financing methods, capital structures, taxes or historical cost basis. The use of non-GAAP financial measures is not intended to replace any measures of performance determined in accordance with GAAP and Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

	Three Months Ended June 30, 2019		Full-Year Ended December 31, 2019
(In millions)	Low	High	Low	High
Reconciliation of Net (Loss) Income to Adjusted EBITDA:
Net (Loss) Income	$(22)	$(15)	$128	$203
Add Back:
Interest Expense, Net(b)	60	60	235	235
Income Tax (Benefit) Provision(c)	(8)	(5)	43	68
Depreciation and Amortization(d)	150	150	600	600
EBITDA	180	190	1,006	1,106
Add Back:
Restructuring Charges	4	4	15	15
Information Technology Integration Project(e)	16	16	65	65
Certain Non-recurring Items(f)	—	—	(11)	(11)
Adjusted EBITDA	$200	$210	$1,075	$1,175

(a)	Unaudited.

(b)
Interest expense, net is calculated based on Olin’s current capital structure and assuming current interest rates. Full year 2019 interest expense includes $17 million of accretion expense related to the 2020 ethylene payment discount.

(c)	Estimated using the book effective tax rate of 25%.

(d)	The full-year ended December 31, 2019 represents the mid-point of management’s annual depreciation and amortization estimate range of $590 million to $610 million.

(e)	Information technology integration project charges are associated with the implementation of new enterprise resource planning, manufacturing, and engineering systems, and related infrastructure costs.

(f)	Certain non-recurring items for the full-year ended December 31, 2019 included a gain of $11 million on the sale of our equity interest in a non-consolidated affiliate.